Exhibit 10.1

MUTUAL RELEASE OF CLAIMS AGREEMENT

THIS MUTUAL RELEASE OF CLAIMS AGREEMENT (“Release”), dated effective as of December 20, 2024 (the “Effective Date”), is by and among Point of Care Nanotechnology, Inc., a Nevada corporation (“PCNT”), with a business address in Davenport, Florida and its officers, directors, affiliates, and advisors, (collectively, the “PCNT Parties”) and Nicholas DeVito with residence in Whitehouse Station, NJ, (“DeVito”). All signatories to this Release are sometimes collectively referred to as the “Parties” and individually referred to as “Party”.

WHEREAS, the PCNT Parties engaged DeVito as its Chief Executive Officer and interim Chief Financial Officer in April 2021 and PCNT has determined that it needs to hire executive officers with Life Science experience to continue its growth. PCNT also asks Mr. DeVito to continue as an advisor to the company to ensure a smooth transition.

WHEREAS, PCNT recognizes DeVito’s contributions to the business and thanks him for his service to the company.

WHEREAS, the Parties desire to require each other to enter into this Release and confirm the absence of (i) any claims by the PCNT Parties against the DeVito and/or any of their respective affiliates and (ii) any claims by the DeVito against the PCNT Parties and/or any of their respective affiliates; and

WHEREAS, the PCNT Parties and DeVito acknowledge each are relying on this Release.

NOW, THEREFORE, in consideration of the premises contained herein, the consideration set forth in the Agreements and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1.                Consideration. Consulting on growth opportunities for the PCNT business may be requested at a future compensation rate to be determined by the Parties.

Section 2.                Transition. DeVito agrees to step down as Director, Chief Executive Officer and Chief Financial Officer on December 20, 2024 and effective as of December 20, 2024 will no longer act as an officer or Director of PCNT in any capacity. PCNT also requests Mr. DeVito be available for additional consulting related to assisting PCNT with its SEC filings for a a consulting fee of $10,000.00 per month following the date of this Agreement.

Section 3.                Release – PCNT Parties. Each PCNT Party hereby RELEASES and FOREVER DISCHARGES DeVito and his affiliates from all manners of action, causes of action, suits, debts, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, premises, variances, damages, judgments, executions, claims and demands whatsoever in law or in equity (collectively, the “Claims”) which he/it ever had, now has, or hereafter can, shall or may have against DeVito and/or any of their affiliates in respect of any and all agreements, obligations and events incurred or occurring on or prior to the date hereof, including without limitation: (i) Claims by any PCNT Party for reimbursement or contribution of expenses under the Agreements, (ii) Claims by any of the PCNT Parties with respect to payment of any kind either in cash, property or securities, (iii) Claims by any of the PCNT Parties with respect to any breach or violation of the Agreements and (iv) Claims by any of the PCNT Parties with respect to violation of any trade secrets, patent infringement or otherwise. Each PCNT Party further agrees not to file or bring any claim, suit, civil action, complaint, arbitration or administrative action in any city, state or federal court or agency or arbitration tribunal with respect to any Claim against DeVito or any person. None of the PCNT Parties has transferred any Claim to any third party.

Mutual Release of Claims PCNT and DeVito

 Section 4.                Release – DeVito. DEVITO hereby RELEASES and FOREVER DISCHARGES the PCNT Parties and their affiliates from all Claims apart from continuing employment obligations and corporate officer indemnification obligations of PCNT which he/it ever had, now has, or hereafter can, shall or may have against any or all of the PCNT Parties and/or any of their affiliates in respect of any and all agreements, obligations and events incurred or occurring on or prior to the date hereof, including without limitation: (i) Claims by any DEVITO Party for reimbursement or contribution of expenses under the Agreements, (ii) Claims DeVito with respect to payment of any kind either in cash, property or securities, (iii) Claims by DeVito with respect to any breach or violation of the Agreements and (iii) Claims the DeVito with respect to violation of any trade secrets, patent infringement or otherwise. Each DEVITO Party further agrees not to file or bring any claim, suit, civil action, complaint, arbitration or administrative action in any city, state or federal court or agency or arbitration tribunal with respect to any Claim against the PCNT Parties or any person. DeVito has not transferred any Claim to any third party.

Section 5.            Mutual Non-Disparagement. The PCNT Parties agree and shall use their best efforts to cause its respective executive officers and directors to agree, that they will not make or publish any statement critical of DeVito, or in any way adversely affecting or otherwise maligning DeVito’s reputation. DeVito agrees that he or she will not make or publish any statement critical of PCNT, its affiliates and their respective executive officers and directors, or in any way adversely affecting or otherwise maligning the business or reputation of PCNT, its affiliates and subsidiaries and their respective officers, directors and employees. PCNT agrees that any document or public filing that includes DeVito’s name will require the consent of both parties before publishing.

Section 6.                Competency. Each Party acknowledges that he/it fully comprehends and understands all of the terms of this Release and their legal effects. Each Party hereby further expressly warrants that he/it is competent to execute this Release, that he/it is executed knowingly and voluntarily and without reliance upon any statement or representation of any released party or its representatives, and that he/it has consulted with an attorney of his/its choice regarding this Release.

Section 7.                Successors. This Release shall be binding upon each Party and his/its heirs, devisees, administrators, executors, personal representatives, successors and assigns and shall inure to the benefit of the PCNT Parties or DeVito, respectively and their respective affiliates and each of their respective successors and assigns.

Section 8.                Governing Law and Venue. This Release shall be governed by and construed in accordance with the laws of the state of New Jersey without giving effect to principles of conflicts of laws and that New Jersey State shall be the only appropriate Venue for any disputes arising from this agreement.

Mutual Release of Claims PCNT and DeVito

Section 9.                Modification. This Release may be modified only by a written instrument executed by all Parties.

Section 10.            Severability. If any provision of this Release is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and this Release shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision, and there shall be added automatically as part of this Release a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 11.            Indemnification. PCNT agrees to indemnify DeVito against any action, suit, claim, or proceeding, whether civil, criminal or administrative, and against any fine, cost, levy, expense, judgment or award arising from such claim, in which DeVito may be involved in any capacity as a result his past or future service to PCNT, or any application, filing, submittal, etc., by DeVito.  PCNT shall defend at its cost and hold that DeVito shall have no responsibility to verify the accuracy or sufficiency of any statement, document, material, or information provided by PCNT, or by any agent acting on PCNT’s behalf.

Section 12.            IN WITNESS WHEREOF, each Party has executed this Release effective as of the date first above written.

Point of Care Nano Technology, Inc

By:	/s/ Raouf Guirguis	By:	/s/ Nathan Keele
	Name: Raouf Guirguis		Name: Nathan Keele
	Title: Director		Title: Director

NICHOLAS DEVITO

By:	/s/Nicholas DeVito
Name: /s/Nicholas DeVito

Mutual Release of Claims PCNT and DeVito

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